CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the reference to our  firm  under  the
captions     "Financial    Highlights,"    "Independent
Auditors," and "Financial Statements" and to the use of
our  reports dated November 30, 1998 for the  Frontegra
Total Return Bond Fund, the Frontegra Opportunity  Fund
and  the  Frontegra  Growth Fund  in  the  Registration
Statement (Form N-1A) of the Frontegra Funds, Inc.  and
their   incorporation  by  reference  in  the   related
Prospectuses  and  Statement of Additional  Information
filed  with  the Securities and Exchange Commission  in
this Post-Effective Amendment No. 6 to the Registration
Statement  under the Securities Act of 1933  (File  No.
333-7305)  and  in  this  Amendment  No.   7   to   the
Registration Statement under the Investment Company Act of 1940 (File No. 811-7685).


                          /s/  Ernst &  Young  LLP


Chicago, Illinois
February 22, 1999